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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-88649, 333-58093, 333-50161, 333-50171,
333-26905, 333-26903, 333-04895, 333-04903, 333-03010, 33-48231, and 333-76586)
and in the Registration Statement on Form S-3 (Registration No. 333-54090) of America Service Group Inc. of our report dated February 20, 2002, except for
Note 10, as to which the date is March 15, 2002, with respect to the consolidated financial statements and schedule of America Service Group Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2001.






                                        /s/ Ernst & Young LLP





Nashville, Tennessee
October 16, 2002